UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 26, 2007

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On February 26, 2007, First Place Financial Corp. issued a press release announcing that Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp., and Paul S. Musgrove, Chief Financial Officer, will be making a presentation to an audience of institutional investors at the Midwest SuperCommunity Bank Conference in Chicago, Illinois at 10:50 a.m. Eastern Time on February 27, 2007. A copy of that press release is shown in Exhibit 99.1 and is incorporated herein by reference.

On February 26, 2007, First Place Financial Corp. issued a press release announcing the opening of its new Indianapolis Mortgage Lending Center located at 201 South Capital Avenue, Indianapolis, Indiana. A copy of that press release is shown in Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Description

	99.1	Press release of First Place Financial Corp. dated February 26, 2007, announcing that Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp., and Paul S. Musgrove, Chief Financial Officer, will be making a presentation to an audience of institutional investors at the Midwest SuperCommunity Bank Conference in Chicago, Illinois at 10:50 a.m. astern Time on February 27, 2007.

	99.2	Press release of First Place Financial Corp. dated February 26, 2007, announcing the opening of its new Indianapolis Mortgage Lending Center located at 201 South Capital Avenue, Indianapolis, Indiana.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: February 26, 2007	By:	/s/ Paul S. Musgrove
Paul S. Musgrove
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated February 26, 2007, announcing that Steven R. Lewis, President and Chief Executive Officer of First Place Financial Corp., and Paul S. Musgrove, Chief Financial Officer, will be making a presentation to an audience of institutional investors at the Midwest SuperCommunity Bank Conference in Chicago, Illinois at 10:50 a.m. Eastern Time on February 27, 2007.

99.2	Press release of First Place Financial Corp. dated February 26, 2007, announcing the opening of its new Indianapolis Mortgage Lending Center located at 201 South Capital Avenue, Indianapolis, Indiana.